Exhibit 99.1

Zapata AI Announces First Quarter 2024 Financial Results and Provides Business Update

BOSTON (May 15, 2024) – Zapata Computing Holdings Inc. (“Zapata AI”) (Nasdaq: ZPTA), the Industrial Generative AI company, today announced its financial results for the first quarter of 2024 and provided a business update.

Business Highlights

•	Completed business combination with Andretti Acquisition Corp. on March 28, 2024 and commenced trading on the Nasdaq under the ticker ZPTA on April 1, 2024

•

Entered into a $1 million commercial expansion agreement with Andretti Global, broadening the scope of an already multi-year partnership and the companies’ co-branding and marketing relationship, and resulting in 43% sequential growth in quarterly bookings

•	Ramped up existing collaboration with Sumitomo Mitsui Trust Bank, applying generative AI to simulate financial scenarios and more accurately price derivatives and value adjustments

•

Along with collaboration partners, Zapata AI demonstrated the first instance of a generative model running on quantum hardware outperforming state-of-the-art classical models in generating viable cancer drug candidates

•

Partnered with D-Wave on a strategic technical and commercial collaboration agreement to advance quantum-enabled machine learning, with an initial focus on the discovery of new molecules, such as drugs, chemicals and materials

•

On May 14, 2024, announced a strategic collaboration with Tech Mahindra that leverages Zapata AI’s quantum-based generative AI on offerings that enhance operational efficiencies and customer responsiveness for Tech Mahindra’s global telecom customers

Financial highlights

•	Revenue of in $1.22 million in Q1 2024 versus $1.51 million in Q1 2023

•	Operating loss of $5.08 million in Q1 2024 versus $5.09 million in Q1 2023

•	Cash used by operating activities of $2.15 million in Q1 2024 versus $5.32 million in Q1 2023

•	Cash and cash equivalents of $7.25 million, excluding $0.14 million of restricted cash, as of March 31, 2024 versus $3.33 million at December 31, 2023

•	$5.4 million in capital raised subsequent to the end of Q1 2024 as of May 10, 2024

Executive Commentary

“We were proud to complete our public listing in Q1 2024 and thus bring to market a leader in industrial generative AI despite challenging market conditions. Through our quantum-inspired generative AI techniques, Zapata AI is able to tackle important analytics and business intelligence use cases for enterprise customers through our cloud and hardware agnostic open-source platform, Orquestra®,” said Christopher Savoie, CEO and Co-founder of Zapata AI.”

“Q1 was very productive for us on the commercial, technical and operational fronts across a variety of industries. During the period, we expanded our commercial relationship with Andretti Autosport Holding Company, LLC (Andretti Global), deepening our collaboration across engineering, operations, and race strategy, to further drive significant innovation and operational efficiencies across Andretti Global’s presence in multiple auto racing series around the world. In financial services, we continued to evolve our partnership with Sumitomo Mitsui Trust Bank, which we announced in November 2023. By running scenario simulations with them using our technology, we are demonstrating that we can enable more accurate and faster decision-making in trading and improve risk management procedures.

In pharmaceuticals, we were able show how quantum-enhanced generative AI can assist in generating viable cancer drug candidates in a study conducted with our partners at Insilico Medicine, University of Toronto, and Harvard University. We expect to push the boundaries further in the area of pharmaceuticals through the partnership we entered into with D-Wave Quantum, Inc. during Q1, which will initially focus on molecular discovery. We also continued to achieve new technical milestones on our quantum benchmarking work with DARPA and the US Department of Defense through a relationship that goes back to 2022.

More recently, we were thrilled to announce just yesterday a strategic collaboration with Tech Mahindra. As a leading global provider of technology consulting to enterprises, Tech Mahindra has a robust network of Communication Service Providers that include some of the largest global telecom network operators. Through our work with them, we expect to be able to demonstrate how we can assist in reducing network outages and disruptions, optimizing response times and processes, improving proactive network maintenance, and tailoring customer interactions. Doing so can improve the quality and reliability of the services provided and customer satisfaction and loyalty, and can generate significant cost savings and operational efficiency.

Beyond these recent developments, our achievements to-date, and in particular the real-time data streaming use cases we are putting into practice on the racetrack through our partnership with Andretti Global, continue to drive strong interest among potential customers across a multitude of markets. In addition to opportunities in telecom, as we see with Tech Mahindra, we look forward to progressing on other new opportunities in Q2 and beyond across a variety of others industries, with pharmaceuticals, financial services, insurance, and defense areas all areas of particular excitement for Zapata AI today.”

Financial and Operating Results

Revenues in Q1 2024 were $1.22 million, which compares to revenues of $1.51 million in Q1 2023. The period over period change primarily reflects a decrease of $0.5 million from the completion of certain customer contracts that occurred subsequent to Q1 2023, partially offset by an increase of $0.2 million from ongoing customer contracts entered into subsequent to March 31, 2023.

Operating loss of $5.08 million in Q1 2024 was flat with an operating loss of $5.09 million in Q1 2023. Flat gross margins in Q1 2024 versus Q1 2023 on the lower revenues translated into a reduction in gross profit versus the prior year period, but this was offset by a reduction in operating expenses. The reduction in operating expenses reflects a combined decrease of $0.79 million in sales & marketing and research & development expenses that more than offset a $0.74 million increase in general & administrative expenses, primarily reflecting higher fees associated with the business combination with Andretti Acquisition Corp.

Cash used by operating activities in Q1 2024 was $2.15 million, which compares with $5.32 million in Q1 2023. Net loss in Q1 2024 was $22.32 million versus $5.07 million in Q1 2023. Q1 2024 net loss was impacted by sizeable non-cash charges, including, among other items, a $9.78 million loss on the issuance of senior secured notes and a $4.94 million loss on the issuance of a forward purchase agreement derivative liability. Q1 2024 cash from operating activities also benefitted from $2.55 million in cash generated from working capital.

As of March 31, 2024, cash and cash equivalents stood at $7.25 million, excluding restricted cash of $0.14 million. This increased from $3.33 million at December 31, 2023, as the aforementioned $2.15 million in cash used from operating activities and $0.01 million in cash used in investing activities were more than offset by $6.10 million in cash generated from financing activities during Q1 2024.

Subsequent to the end of Q1 2024 through May 10, 2024, Zapata AI raised $5.4 million in additional capital.

Conference call information

Zapata AI will host a conference call today, May 15, 2024 at 8:30am ET to discuss its financial results and provide a business update. The conference call will be accessible live via a webcast on Zapata AI’s investor relations site, which can be found at ir.zapata.ai, and a replay of the webcast will be made available shortly after the event’s conclusion for one year.

About Zapata AI

Zapata AI (Nasdaq: ZPTA) is an Industrial Generative AI company, revolutionizing how enterprises solve complex operational challenges with its powerful suite of generative AI software applications and cutting-edge reference architecture. By combining numerical and text-based generative AI models and custom software applications to power industrial-scale solutions, Zapata AI enables enterprises and government entities to drive growth, cost savings through operational efficiencies, and critical operational insights. With its proprietary data science and engineering techniques, and the Orquestra® platform, Zapata AI is accelerating Generative AI’s impact across industries by delivering solutions which are higher performing, less costly, and more accurate and expressive than current, classical approaches to AI. The Company was founded in 2017 and is headquartered in Boston, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “intend,” “evolve,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “progress,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding anticipated interest in our offerings by potential customers, our ability to progress new opportunities across industries and other statements that are not historical facts. These statements are based on the current expectations of Zapata AI’s management and are not predictions of actual performance. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include, but are not limited to, (i) failure to realize the benefits expected from the business combination; (ii) a decline in the price of our securities if we fail to meet the expectations of investors or securities analysts; (iii) our ability to attract new customers, retain existing customers, and grow; competition in the generative AI industry; (iv) our ability to raise additional capital on non-dilutive terms or at all; (v) our ability to improve our operational, financial and management controls; (vi) failure to maintain and enhance awareness of our brand; (vii) increased costs associated with operating as a public company; (viii) protection of proprietary rights; intellectual property infringement, data protection and other losses; and (ix) other risks and uncertainties described in our filings with the Securities and Exchange Commission.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$7,251	$3,332
Accounts receivable ($700 and $829 from related parties, respectively)	1,128	1,938
Prepaid expenses and other current assets	1,197	323

Total current assets	9,576	5,593
Sales and marketing ($696 and $696 from related parties, respectively)	129	156
Operating lease right-of-use assets	150	238
Deferred offering costs	—	1,943
Other non-current assets	—	137

Total assets	$9,855	$8,067

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable ($3,000 and $1,500 to related parties, respectively)	$9,348	$6,452
Accrued expenses and other current liabilities	5,535	1,945
Deferred revenue	650	744
Deferred legal fees	3,330	—
Operating lease liability, current	161	252
Note payable - related party, current	2,428	—
Equity line of credit commitment payable	1,688	—

Total current liabilities	23,140	9,393
Forward purchase agreement derivative liability	4,935	—
Senior secured notes	2,000	8,900
Note payable - related party, non-current	191	—
Non-current liabilities	669	—

Total liabilities	30,935	18,293

Commitments and contingencies (Note 16)
Convertible preferred stock (Series Seed, A, B-1 and B-2), $0.0001 par value; 0 and 14,647,823 shares authorized at March 31, 2024 and December 31, 2023, respectively; 0 and 13,001,114 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	64,716
Stockholders’ deficit:
Common stock, $0.0001 par value; 600,000,000 and 23,500,000 shares authorized at March 31, 2024 and December 31, 2023, respectively; 29,123,701 and 4,678,950 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2	—
Additional paid-in capital	90,828	14,633
Accumulated other comprehensive loss	(64)	(49)
Accumulated deficit	(111,846)	(89,526)

Total stockholders’ deficit	(21,080)	(74,942)

Total liabilities, convertible preferred stock and stockholders’ deficit	$9,855	$8,067

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue ($433 and $494 from related parties, respectively)	$1,218	$1,512
Cost of revenue	1,052	1,306

Gross profit	166	206

Operating expenses:
Sales and marketing ($696 and $696 from related parties, respectively)	1,629	1,701
Research and development	1,407	2,129
General and administrative	2,206	1,469

Total operating expenses	5,242	5,299

Loss from operations	(5,076)	(5,093)

Other income (expense):
Interest expense	(784)	—
Loss on issuance of forward purchase agreement derivative liability	(4,935)	—
Loss on issuance of senior secured notes	(9,776)	—
Other (expense) income, net	(1,743)	29

Total other (expense) income, net	(17,238)	29

Net loss before income taxes	(22,314)	(5,064)
Provision for income taxes	(6)	(4)

Net loss	$(22,320)	$(5,068)

Net loss per share attributable to common stockholders, basic and diluted	$(4.09)	$(1.09)

Weighted-average common shares outstanding, basic and diluted	5,457,386	4,657,228

Net loss	$(22,320)	$(5,068)
Foreign currency translation adjustment	(15)	(1)

Comprehensive loss	$(22,335)	$(5,069)

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(22,320)	$(5,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38	45
Non-cash interest expense	761	—
Non-cash vendor payments	150	—
Loss on issuance of senior secured notes	9,776	—
Stock-based compensation	191	45
Non-cash lease expense	87	87
Equity line of credit commitment expense	1,688	—
Loss on issuance of forward purchase agreement derivative liability	4,935	—
Changes in operating assets and liabilities:
Accounts receivable (($129) and $(46) from related parties, respectively)	809	458
Prepaid expenses and other current assets	(736)	(589)
Accounts payable ($1,500 and $749 to related parties, respectively)	2,109	635
Accrued expenses and other current liabilities and other non-current liabilities	550	(517)
Deferred revenue	(94)	(330)
Operating lease liabilities	(91)	(90)

Net cash used in operating activities	(2,147)	(5,324)

Cash flows from investing activities:
Purchases of property and equipment	(11)	—

Net cash used in investing activities	(11)	—

Cash flows from financing activities:
Payment of deferred offering costs	(1,500)	—
Proceeds from the exercise of stock options	68	6
Proceeds from the reverse recapitalization	12,636	—
Prepayment for forward purchase agreement	(10,986)	—
Proceeds from issuance of senior secured notes, net of debt issuance costs	5,878	—

Net cash provided by financing activities	6,096	6

Effect of exchange rate changes on cash and cash equivalents	(19)	5

Net increase (decrease) in cash and cash equivalents	3,919	(5,313)
Cash and cash equivalents and restricted cash at beginning of period	3,469	10,210

Cash and cash equivalents and restricted cash at end of period	$7,388	$4,897

Contacts

Zapata AI

Media: press@zapata.ai

Investors: investors@zapata.ai